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                                                             EXHIBIT 23(A)

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our reports dated February 27, 1998, accompanying the consolidated financial statements and schedule of INMC Mortgage Holdings, Inc. and Subsidiaries and the consolidated financial statements of IndyMac, Inc. and Subsidiary included in the Annual Report of INMC Mortgage Holdings, Inc. on Form 10K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said reports in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement (File No. 333-41329) of INMC Mortgage Holdings, Inc. and to the use of our name as it appears under the caption "Experts".


Los Angeles, California

May 18, 1998